FIRST AMENDMENT TO THE CHANGE-IN-CONTROL AGREEMENT WHEREAS, Patrick P. Beharelle (“Executive”) and TrueBlue, Inc. (the “Company”) entered into a Change-In-Control Agreement effective as of June 30, 2014 (“Agreement”); and WHEREAS, Executive and the Company would like to amend the Agreement as provided herein, in connection with Executive’s appointment as Chief Executive Officer of the Company and in coordination with a simultaneous amendment and restatement of Executive’s Employment Agreement with the Company; NOW, THEREFORE, effective September 18, 2018, the parties agreed that the Agreement is amended as follows: A. Clause (iv) of Section 1(o) of the Agreement (definition of “Good Reason”) is amended in its entirety and replaced to read as follows: (iv) Either (A) the Company requires the Executive to have Executive’s principal location of work changed to any location that is in excess of 50 miles from the Executive’s principal residence immediately prior to the Change in Control without Executive’s prior written consent, or (B) the Company materially increases the Executive’s required business travel (such as if the successor to the Company following a Change in Control is headquartered outside of the United States and requires the Executive to regularly travel to those headquarters); or B. Section 5 of the Agreement is amended in its entirety and replaced to read as follows: 5. Limitations on Payments and Benefits. Notwithstanding any provision of this Agreement or any Other Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement or any Other Agreement would be an Excess Parachute Payment (including after taking into account the value, to the maximum extent permitted by Section 280G of the Code, of the Restricted Covenants), but for the application of this sentence, then the amount payable to the Executive shall be either (a) paid in full, or (b) paid after reduction by the smallest amount as would result in no portion thereof being subject to the excise tax under Section 4999 of the Code, whichever of the foregoing amounts results in the receipt by the Executive of the greater After-Tax Amount, notwithstanding that all or some portion of such payment amount may be taxable under Section 4999 of the Code. Unless the Company and the Executive otherwise agree in writing, all determinations required to be made under this Section, including the manner and amount of any reduction in the Executive’s payments hereunder, and the assumptions to be utilized in arriving at such determinations, shall be made in writing in good faith by the accounting firm serving as the Company’s independent public accounting firm immediately prior to the event giving rise to such payment (the “Accounting Firm”); provided, however, that no such reduction or elimination shall apply to any non-qualified deferred compensation amounts (within the meaning of Section 409A of the Code) to the extent such reduction or elimination would accelerate or defer the timing of such payment in manner that does not comply with Section 409A of the Code. For purposes of making the calculations required by this Section, the Accounting Firm may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Amendment to CIC Agreement - 1 -

Company and the Executive shall furnish to the Accounting Firm such information and documents as the Accounting Firm may reasonably request to make a determination under this Section. The Accounting Firm shall provide its written report to the Company and the Executive which shall include information regarding methodology. The Company shall bear all costs the Accounting Firm may reasonably incur in connection with any calculations contemplated by this Section. The Executive and the Company shall cooperate in case of a potential change in control event to consider alternatives to mitigate any Section 280G exposure, although the Company cannot guaranty any such alternatives will be available or approved by the Company and neither the Executive nor the Company shall be obligated to enter into them. C. Section (1) of Annex A of the Agreement is amended in its entirety and replaced to read as follows: (1) An amount equal to three times the sum of (A) Base Pay (at the rate in effect for the year in which the Termination Date occurs), plus (B) Incentive Pay (in an amount equal to target bonus immediately prior to the Change in Control or, if such target shall not have been established or shall be reduced after a Change in Control, the highest aggregate Incentive Pay earned in any of the three fiscal years immediately preceding the year in which the Change in Control occurred) shall be payable as follows: (i) fifty percent (50%) of such amount shall be payable within 5 business days after a Termination Date and (ii) fifty percent (50%) of such amount shall be payable in equal monthly installments over the Non-Competition Period. D. Except as expressly or by necessary implication amended hereby, the Agreement shall continue in full force and effect. IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written. EXECUTIVE COMPANY By: /s/ Patrick Beharelle By: /s/ James E. Defebaugh Name: Patrick Beharelle Name: James E. Defebaugh Date: Sept. 18, 2018 Title: EVP, General Counsel & Secretary Executive Employment Agreement - 2 - 501826444 v2